Exhibit 99.1


        Prologic Announces Filing of Chapter 11 Reorganization

   TUCSON, Ariz.--(BUSINESS WIRE)--Feb. 2, 2004--Prologic Management Systems, Inc. (PRLO: OTCBB) announced that Prologic Management Systems, Inc. and its wholly owned subsidiary, Basis, Inc., each filed a Voluntary Petition under Chapter 11 of the Federal Bankruptcy Code. The petitions were filed in the United States Bankruptcy Court - District of Arizona - Tucson Division on February 2, 2004.


Petitioner                           Case #       Trustee
-------------------                  ------       -------
Prologic Management Systems, Inc.    04-0394      Debtor in Possession
Basis, Inc.                          04-0393      Debtor in Possession


   Certain disclosure in this release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Such statements are subject to certain risks, uncertainties and other factors relating that may cause future results to differ materially from those expressed or implied by those forward-looking statements and readers are cautioned not to place undue reliance on these statements.

    CONTACT: Prologic Management Systems, Inc.
             John W. Olynick, 520-747-4100